EMPLOYMENT AGREEMENT


     The Employment Agreement is made and entered into effective as of the 1st day of December, 2001, by and between 360House.com, Inc., a Utah corporation ("Company") and Andy Evans ("Employee").

     WHEREAS, the Company is engaged in the business of providing virtual home tours for real estate brokers and agents via the Internet; and,

     WHEREAS, the Employee has extensive experience in the Company's business and desires to utilize his experience in providing administration services to the Company on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations herein after set forth, the parties agree as follows:

     1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

     2. Term. The Employee shall be employed by the Company for a period of five years ("Employment Period") commencing upon the date hereof (the" Commencement Date").

     3. Duties. The Employee shall be engaged as the Vice-President and Chief Technical Officer of the Company. The Employee shall perform such duties and services, consistent with the Employee's position, as may be assigned to the Employee from time to time by the Board of Directors. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully the aforesaid duties and responsibilities and the other reasonable executive duties and responsibilities assigned to the Employee from time to time by the Board of Directors.

     4. Time Devoted to Employment. During the Employment Period the employee shall devote his full time efforts to the Company's business. During the Employment Period the Employee may be engaged in other business pursuits, including, but not limited to the management of Employee's individual investments, as long as such other business pursuits do not interfere with the Employee effectively discharging his responsibilities to the Company.

     5.  Compensation; Reimbursements.

     (a) The Company shall pay to the Employee a base salary of $120,000 per year ("Base Salary"), payable in such installments as is the policy of the Company with respect to the employees of the Company at substantially the same employment level as the Employee.

     (b) In addition to the base salary, the Employee shall be entitled to one half of the Company executive "Bonus Pool". The Bonus Pool shall be an amount equal to 25% of the net income before interest, taxes, depreciation, and amortization of the Company ("EBITDA") computed in accordance with Generally Accepted Accounting Principles, consistently applied.

     Amounts due to the Employee from the Bonus pool shall be paid on or before fifteen days after the end of each of the Company's fiscal quarters.

     (c) During the Employment Period, the Employee shall be entitled to such fringe benefits as are made available from time to time to full time employees of the Company and to such other bonuses as may be granted by the Board of Directors from time to time.

     (d) The Company shall reimburse Employee, in accordance with the practice from time to time for other employees of the Company, for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in the performance of his duties hereunder.

     6.  Involuntary Termination.

     If the Employee is incapacitated or disabled by accident, sickness or otherwise so as to render the Employee mentally or physically incapable of performing the services required to be performed by the employee under this Agreement for a period of 90 consecutive days or longer, or for a total of 90 days during any six-month period (such conditions being herein referred to as "Disability"), the Company may, at that time or any time thereafter as along as the Disability continues, at its option, terminate the employment of the employee under this Agreement immediately upon giving the employee notice to that effect, which termination shall be an Involuntary Termination for purposes of this Agreement. If the Employee dies during the Employment Period, the Employee's employment hereunder shall be deemed to be an Involuntary Termination as of the date of the employee's death.

     7.  Termination for Cause.

     The Company, upon approval of the Board (including not less that one of the Initial Board Members, Andy Evans and Glade Jones), may terminate the employment of the Employee hereunder at any time during the Employment Period for "Cause" (such termination being hereinafter called a "Termination for Cause") by giving the Employee notice of such termination, upon the giving of which, such termination shall take effect immediately. For purposes of this
Section 7, Cause shall mean (a) the Employee's willful misconduct with respect to the business and affairs of the Company or any subsidiary or affiliate thereof or (b) the commission by the Employee of a crime involving moral turpitude or crime involving fraud.

     8.  Termination Without Cause.

     The Company may terminate the employment of the Employee hereunder at any time during the Employment Period without "Cause" (such termination being hereinafter referred to as a "Termination Without cause") by giving the Employee notice of such termination, such termination to take effect on the date specified in such notice.

     9.  Voluntary Termination.

     Any termination of the employment of the Employee hereunder otherwise than as a result of an Involuntary Termination, a Termination for Cause or a Termination without Cause shall be deemed to be a "Voluntary Termination". A Voluntary Termination shall be deemed to be effective immediately upon notice of such termination.

     10.  Effect of Termination of Employment.

     (a) Upon the termination of the Employee's employment hereunder pursuant to a Voluntary Termination, an Involuntary Termination, or a Termination for Cause, neither the Employee nor the Employee's estate or beneficiaries shall have any further rights or claims against the Company under this Agreement except to receive:

          (i) the unpaid portion of the Base Salary provided for in Section 5(a), computed on a pro rata basis to the date of termination;

          (ii) reimbursement for any expenses for which the Employee shall not have therefore been reimbursed as provided in Section 5(d).

     (b) Upon the termination of the Employee's employment hereunder pursuant to a Termination Without Cause, neither the Employee nor the Employee's beneficiaries nor estate shall have any further rights or claims against the Company under this Agreement except: (a) to receive an amount computed pursuant to paragraph (a) of this Section 10; (b) an amount equal to the balance of the Base Salary for the Employment Period; and (c) in the event of litigation concerning the payment of any amount specified in this Section, the Company agrees to pay all costs of enforcement incurred by the Employee, including, without limitation, attorney's fees, as long as the Employee prevails in such litigation.

     11.   Disclosure of Information.

     The Employee agrees that the Employee will not, at any time during or after the Employment Period, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information concerning the business, clients, or affairs of the Company or any subsidiary or affiliate thereof, including, without limitation, any information concerning the business, clients or affairs of the Company (the "Confidential Information"), for any reason or purpose whatsoever nor shall the employee make use of any of the Confidential Information for the Employee's own purposes or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof. For purposes of this Employment Agreement the Confidential Information shall not include (i) information which is in the public domain at the time of receipt thereof by the Employee; (ii) becomes part of the public domain through no act or omission of the Employee and (iii) information which the Employee can show was lawfully within the Employee's possession prior to the commencement of the Employee's employment with the Company.

     12.  Non-Compete.

     The Employee agrees that the execution and fulfillment of the terms of this agreement are a material and germane part of his employment. For a period of two (2) years after the date of any termination of this Agreement, he shall not, without the Company's prior written consent, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation, development, control of, or be connected as a director, officer employee, partner, consultant or otherwise with any profit or non-profit business or organization in any part of the United states, that directly or indirectly competes with the Company. The Employee agrees that technological developments which he invents or produces while employed by the Company are the proprietary property of the Company and he agrees to maintain in confidence and not disclose to any third party, any ideas, methods, developments, inventions, improvements and business plans and information that are the confidential information of the Company. In the event the agreements in this Section 12 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only to the maximum period of time for which it may be enforceable and/or to the maximum geographical area for which it may be enforceable, all as determined by such court in such action or by arbitration as set forth hereafter.

     13.  Enforcement.

     It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly herein.

     14.  Remedies.

     The Employee acknowledges and understands hat the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages or an action at law, and that the breach or threatened breach of the provisions of this Agreement may cause the Company irreparable harm. In the event of a breach or threatened breach by the Employee of the provisions of Sections 11 or 12 hereof, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein contained shall be construed as prohibiting the company from pursuing any other remedies available for any breach or threatened breach of this Agreement.

     15.  Mandatory Arbitration.

     Every dispute, controversy or claim arising out of or relating to the Employee's employment by the Company or his termination will be settled by binding arbitration in Salt Lake County in accordance with the then current rules of the American Arbitration Association ("AAA"), before an experienced employment arbitrator licensed to practice law in the State of Utah. Each of the Company and Employee acknowledges and agrees that any claim shall be governed by the internal laws of the State of Utah without regard to the laws that might otherwise apply under applicable principles of conflicts of laws. The prevailing party to any such action shall be entitled to recover, in addition to any other relief granted, its attorneys' fees and costs.

     16.  Notices.

     Notices and other communications hereunder shall be in writing and shall be delivered personally or sent by air courier, first class certified or registered mail, return receipt requested and postage prepaid, or facsimile, addressed as follows:

          If to the Company:

                         360House.com, Inc.
                         503 N. 400 W.
                         Salt Lake City, Utah 84103

          If to the Employee:

                         Andy Evans



All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered or by facsimile; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

     17.  Binding Agreement; Benefit.

     The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

     18.  Governing Law .

     This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Utah.

     19. Other.

     The waiver by any party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

     This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

     The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the company may assign its rights and obligations under this agreement to any subsidiary or affiliate of the company and the provisions hereof shall inure to the benefit of, and be binding upon each successor of the company, whether by merger, consolidation, transfer of all or substantially all of its assets, or otherwise.

     IN WITNESS WHEREOF, the parties have duly executed this agreement as of the date first above written.

EMPLOYEE                              COMPANY

  /s/ Andy Evans                      /s/ Glade M. Jones
-------------------------------       ------------------------------------
     Andy Evans                       360House.com, Inc.
                                      By Glade M. Jones, its President